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                                                                   Exhibit 10.29


                                  SIMULA, INC.

                                CHANGE OF CONTROL
                              EMPLOYMENT AGREEMENT


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  Name of Employee (herein "Employee"):     ((Name))

  Position:                                 ((Job Title))

  Date:                                     June 20, 1996

  Termination Date:                         [Termination of Employment]

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         THIS AGREEMENT is entered into between Simula, Inc. and its controlled affiliates ("Company" or "Employer"), and Employee for the following purposes and upon the following conditions:

         1. PURPOSE. The purpose of this Agreement is to provide for compensation to Employee in the event of a Change in Control of the Company. In order to attract and retain key employees, the Company believes it is necessary to provide for the fulfillment of the expectation of long-term employment with the Company by providing a financial benefit to Employee in the case of a Change of Control of the Company.

         2. TERM. This Agreement shall be effective as of the date stated above and shall terminate concurrently with the Employee's termination from employment with the Company. This Agreement creates no obligation on behalf of the Company other than as specified herein. In the event Employee terminates voluntarily or involuntarily from the Company under any circumstances other than a Change of Control, this Agreement shall confer no rights upon Employee.

         3. CHANGE OF CONTROL. For purposes of this Agreement "Change of Control" shall be deemed to have occurred when any of the following events occur:

             (i) any person shall acquire, directly or indirectly, beneficial ownership of equity securities of Employer representing in excess of 20% of the outstanding shares of any class of equity securities of Employer (for purposes hereof, "beneficial ownership" shall be the meaning prescribed in Rule 13d-3 promulgated under the Securities Exchange Act of 1934); or

             (ii) any person who has acquired, directly or indirectly, beneficial ownership of equity securities of Employer (as defined in the preceding clause) representing in excess of 10% of the outstanding shares of any class of equity securities of Employer
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         shall seek to nominate or seek to cause to be elected to the board of directors, any person who has not been nominated for election to the board by a majority of the then incumbent directors of Employer.

         The foregoing shall not pertain to the Employer's public or private offering of securities in any financing arranged at request by the Company's investment bankers.

         4. COMPENSATION. Severance compensation ("Compensation") will be paid to Employee in the event of a Change of Control where:

             (i) Employee is terminated by the acquiring person within one year of the effective date of the Change of Control; or

             (ii) Employee voluntarily resigns from his position within a period of 180 days after the effective date of the Change of Control.

         Notwithstanding any other provision in this Agreement, or unless the operation of this paragraph shall expressly and voluntarily be waived or modified by the Employee in a written instrument signed by the Employee specifically for that purpose, the Compensation required to be paid by Employer to Employee under this Agreement shall be paid by the Employer or by the acquiring person as a condition to the acquisition.

         Compensation shall be calculated and paid as follows:

             (i) Employee's then current annual base salary, plus the equivalent dollar value for one year of all benefits (including insurance, defined benefit plan contributions by the Company in qualified and unqualified plans, and similar benefits) multiplied by ((Years));

             (ii) the equivalent dollar amount necessary for payment of all taxes on such Compensation including, without limitation, all employment taxes, income taxes and alternative minimum income taxes, if any, payable with respect to a lump sum payment in that year, grossed up by an amount necessary to pay all such taxes on the amounts paid under this subparagraph (ii); and

             (iii) the Compensation shall be paid in a lump sum within ten (10) days of the termination of employment.

         5. STOCK OPTIONS. In the event of a Change of Control, in addition to the Compensation set forth above:

             (i) all unexercised options in the name of Employee on the effective date of the Change of Control shall be subject to accelerated vesting and shall thereupon be deemed fully exercisable and shall be exercised and paid for by the Employer or acquiring person on behalf of Employee and the total number of shares of Common


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         Stock represented by the total number of options shall be issued to the
         Employee, without payment of monetary consideration by Employee;

             (ii) in connection with Employee's receipt of the foregoing option shares, Employer will pay full tax assistance to keep Employee whole due to this immediate income, including all relevant employment taxes, income taxes, and alternative minimum income taxes, grossed up by an amount necessary to pay all such taxes on the amounts paid under this subparagraph (ii); and

             (iii) in the event of a Change of Control of the Company by the exchange or issuance of stock in a merger or otherwise, Employer and the acquiring person shall extend to Employee the opportunity to sell or exchange the option shares under provisions (i) and (ii) in a manner and at a time that will allow Employee to benefit, at his election, from the exchange or issuance of stock by merger or otherwise.

         6. EFFECT ON OTHER AGREEMENTS. This Change of Control Agreement shall be supplemental to and will modify a written employment contract between Employer and Employee, if any. Except as otherwise provided by written contract, Employee shall remain "at will," and this Change of Control Agreement shall not confer upon Employee any contractual rights to employment, except as described in an employment agreement, if any, and as provided in this Change of Control Agreement.

         7. RETURN OF BOOKS AND PAPERS. Upon the termination of Employee's employment with Employer for any reason, Employee shall deliver promptly to Employer all manuals and memoranda; all cost, pricing and other financial data; all customer information; all other written or printed materials which are the property of the Company (and any copies of them); and all other materials which may contain confidential information relating to the business of Employer, which Employee may then have in his possession whether prepared by Employee or not.

         8. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by registered mail to his residence in the case of Employee, or to its principal office in the case of Employer.

         9. WAIVER OF BREACH. The waiver of Employer of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

         10. ASSIGNMENT. The rights and obligations of Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer. Employee may not sell, assign, transfer, or delegate any duties, rights or interests created under this Agreement without the express written consent of the Employer.

         11. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party


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against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective on the 20th day of June, 1996.


                                       SIMULA, INC.



                                       By_______________________________________
                                               Donald W. Townsend, President

                                                                      "EMPLOYER"



                                       _________________________________________
                                               ((Name))

                                                                      "EMPLOYEE"


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